Exhibit 10.1

LYNDA.COM, INC.

2008 EQUITY INCENTIVE PLAN

ADOPTED ON APRIL 4, 2008
AS AMENDED AND RESTATED ON JULY 25, 2013
AS AMENDED AND RESTATED ON AUGUST 7, 2013
AS RESTATED IN OCTOBER 2013

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LYNDA.COM, INC. 2008 EQUITY INCENTIVE PLAN

SECTION 1.                                     ESTABLISHMENT AND PURPOSE.

The purpose of the Plan is to offer selected persons an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company’s Stock.  The Plan provides for the grant of Options to purchase Shares, SARs, Restricted Shares, and Stock Units.  Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under Section 422 of the Code.

Capitalized terms are defined in Section 13.

SECTION 2.                                     ADMINISTRATION.

(a)                                 Committees of the Board of Directors.  The Plan may be administered by one or more Committees.  Each Committee shall consist of one or more members of the Board of Directors who have been appointed by the Board of Directors.  Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it.  If no Committee has been appointed, the entire Board of Directors shall administer the Plan.  Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has assigned a particular function.

(b)                                 Authority of the Board of Directors.  Subject to the provisions of the Plan, the Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan.  Notwithstanding anything to the contrary in the Plan, with respect to the terms and conditions of Awards granted to Participants outside the United States, the Board of Directors may vary from the provisions of the Plan to the extent it determines it necessary and appropriate to do so; provided that it may not vary from those Plan terms requiring stockholder approval pursuant to Section 12(b) below.  All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Participants and all persons deriving their rights from Participants.

SECTION 3.                                     ELIGIBILITY.

(a)                                 General Rule.  Only Employees, Outside Directors and Consultants shall be eligible for the grant of Awards.  Only Employees shall be eligible for the grant of ISOs.

(b)                                 Ten-Percent Stockholders.  A person who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries shall not be eligible for the grant of an ISO unless (i) the Exercise Price is at least 110% of the Fair Market Value of a Share on the Date of Grant and (ii) such ISO by its terms is not exercisable after the expiration of five years from the Date of Grant.  For purposes of this Subsection (b), in determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

SECTION 4.                                     STOCK SUBJECT TO PLAN.

(a)                                 Basic Limitation.  The number of Shares that may be issued under the Plan (subject to the share counting provisions in Subsection (b) below and as adjusted pursuant to Section 10(a)) is set forth on an Exhibit to the Plan.  All of these Shares may be issued upon the exercise of ISOs.  The number of Shares that are subject to Awards outstanding at any time under the Plan may not exceed the number of Shares that then remain available for issuance under the Plan.  The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

(b)                                 Additional Shares.  In the event Shares previously issued under the Plan are reacquired by the Company, such Shares shall be added to the number of Shares then available for issuance under the Plan.  In the event Shares otherwise issuable under the Plan are withheld by the Company in payment of the Purchase Price, Exercise Price or withholding taxes, such Shares shall remain available for issuance under the Plan.  In the event that an outstanding Award for any reason expires or is canceled, the Shares allocable to the unexercised or unsettled portion of such Award shall be added to the number of Shares then available for issuance under the Plan.

SECTION 5.                                     TERMS AND CONDITIONS OF OPTIONS.

(a)                                 Stock Option Agreement.  Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company.  Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Option Agreement.  The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

(b)                                 Number of Shares.  Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 10.  The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

(c)                                  Exercise Price.  Each Stock Option Agreement shall specify the Exercise Price.  The Exercise Price of an Option shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant, and in the case of an ISO a higher percentage may be required by Section 3(b).  Subject to the preceding sentence, the Exercise Price shall be determined by the Board of Directors at its sole discretion.  The Exercise Price shall be payable in a form described in Section 9.

(d)                                 Exercisability.  Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable.  No Option shall be exercisable unless the Optionee (i) has delivered an executed copy of the Stock Option Agreement to the Company or (ii) otherwise agrees to be bound by the terms of the Stock Option Agreement.  The Board of Directors shall determine the exercisability provisions of the Stock Option Agreement at its sole discretion.

(e)                                  Basic Term.  The Stock Option Agreement shall specify the term of the Option.  The term shall not exceed 10 years from the Date of Grant, and in the case of an ISO a shorter term may be required by Section 3(b).  Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire.

(f)                                   Termination of Service (Except by Death).  If an Optionee’s Service terminates for any reason other than the Optionee’s death, then the Optionee’s Options shall expire on the earliest of the following dates:

(i)                                     The expiration date determined pursuant to Subsection (e) above;

(ii)                                  The date three months after the termination of the Optionee’s Service for any reason other than Disability, or such later date as the Board of Directors may determine; or

(iii)                               The date six months after the termination of the Optionee’s Service by reason of Disability, or such later date as the Board of Directors may determine.

The Optionee may exercise all or part of the Optionee’s Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee’s Service terminated (or vested as a result of the termination).  The balance of such Options shall lapse when the Optionee’s Service terminates.  In the event that the Optionee dies after the termination of the Optionee’s Service but before the expiration of the Optionee’s Options, all or part of such Options may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee’s Service terminated (or vested as a result of the termination).

(g)                                 Leaves of Absence.  For purposes of Subsection (f) above, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

(h)                                 Death of Optionee.  If an Optionee dies while the Optionee is in Service, then the Optionee’s Options shall expire on the earlier of the following dates:

(i)                                     The expiration date determined pursuant to Subsection (e) above; or

(ii)                                  The date 12 months after the Optionee’s death, or such later date as the Board of Directors may determine.

All or part of the Optionee’s Options may be exercised at any time before the expiration of such Options under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s death (or became exercisable as a result of the death) and the underlying Shares had vested before the Optionee’s death (or vested as a result of the Optionee’s death).  The balance of such Options shall lapse when the Optionee dies.

(i)                                    Transferability of Options.  An Option shall be transferable by the Optionee only by (i) a beneficiary designation, (ii) a will or (iii) the laws of descent and distribution, except as provided in the next sentence.  If the applicable Stock Option Agreement so provides, a Nonstatutory Option shall also be transferable by gift or domestic relations order to a Family Member of the Optionee.  An ISO may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative.

(j)                                    No Rights as a Stockholder.  An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by the Optionee’s Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

(k)                                 Modification, Extension and Assumption of Options.  Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options or a different type of Award for the same or a different number of Shares and at the same or a different Exercise Price (if applicable).  The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option.

(l)                                    Company’s Right to Cancel Certain Options.  Any other provision of the Plan or a Stock Option Agreement notwithstanding, to ensure the Company and the Plan’s continued compliance with applicable law, the Company shall have the right at any time to cancel an Option that was not granted in compliance with Rule 701 under the Securities Act.  Prior to canceling such Option, the Company shall give the Optionee not less than 30 days’ notice in writing.  If the Company elects to cancel such Option, it shall deliver to the Optionee consideration with an aggregate Fair Market Value equal to the excess of (i) the Fair Market Value of the Shares subject to such Option as of the time of the cancellation over (ii) the Exercise Price of such Option.  The consideration may be delivered in the form of cash or cash equivalents, in the form of Shares, or a combination of both.  If the consideration would be a negative amount, such Option may be cancelled without the delivery of any consideration.

SECTION 6.                                     STOCK APPRECIATION RIGHTS.

(a)                                 SAR Agreement.  Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company.  Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various SAR Agreements entered into under the Plan need not be identical.

(b)                                 Number of Shares.  Each SAR Agreement shall specify the number of Shares to which the SAR pertains, which number shall adjust in accordance with Section 10.

(c)                                  Exercise Price.  Each SAR Agreement shall specify the Exercise Price.  The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant.  Subject to the preceding sentence, the Exercise Price shall be determined by the Board of Directors at its sole discretion.

(d)                                 Exercisability and Term.  Each SAR Agreement shall specify the date when all or any installment of the SAR is to become vested and exercisable.  The SAR Agreement shall also specify the term of the SAR, which shall not be longer than 10 years from the Date of Grant.  The SAR Agreement may provide for accelerated vesting and exercisability upon certain specified events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.

(e)                                  Exercise of SARs.  Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a)  Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine.  The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, not exceed the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.  If, on the date when a SAR expires, the Exercise Price is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.  The SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.

(f)                                   Other Terms.  Each SAR Agreement shall incorporate the analogous provisions applicable to Options set forth in Sections 5(f) through 5(k).

SECTION 7.                                     RESTRICTED SHARES.

(a)                                 Restricted Share Agreement.  Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Agreement between the recipient and the Company.  Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Restricted Share Agreements entered into under the Plan need not be identical.

(b)                                 Payment for Awards.  Restricted Shares may be sold or awarded under the Plan for such consideration as the Board of Directors may determine in its sole discretion.  The Purchase Price shall be payable in a form described in Section 9.

(c)                                  Vesting Conditions.  Each Award of Restricted Shares may or may not be subject to vesting and/or other conditions as the Board of Directors may determine.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Agreement.  Such conditions, at the Board of Directors’ discretion, may include one or more service or performance goals.  A Restricted Share Agreement may provide for accelerated vesting upon certain specified events.

(d)                                 Voting and Dividend Rights.  The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders, unless the Board of Directors otherwise provides.  A Restricted Share Agreement, however, may require that any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest, or (b) be invested in additional Restricted Shares.  Such additional Restricted Shares shall be subject to the same conditions and restrictions as the shares subject to the Stock Award with respect to which the dividends were paid.  In addition, unless the Board of Directors provides otherwise, if any dividends or other distributions are paid in Shares, such Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

SECTION 8.                                     STOCK UNITS.

(a)                                 Stock Unit Agreement.  Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company.  Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.

(b)                                 Payment for Awards.  To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c)                                  Vesting Conditions.  Each Award of Stock Units may or may not be subject to vesting, as determined by the Board of Directors.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement.  Such conditions, at the Board of Directors’ discretion, may include one or more service or performance goals.  A Stock Unit Agreement may provide for accelerated vesting upon certain specified events.

(d)                                 Form and Time of Settlement of Stock Units.  Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Board of Directors.  The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award based on predetermined performance factors.  Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days.  Vested Stock Units shall be settled in such manner and at such time(s) as specified in the Stock Unit Agreement.  Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 10.

(e)                                  Voting and Dividend Rights.  The holders of Stock Units shall have no voting rights.  Prior to settlement or forfeiture, Stock Units awarded under the Plan may, at the Board of Directors’ discretion, provide for a right to dividend equivalents.  Such right entitles the holder to be credited with an amount equal to all cash dividends paid on each Share while the Stock Unit is outstanding.  Dividend equivalents may be converted into additional Stock Units.  Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both.  Prior to distribution, any dividend equivalents shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

(f)                                   Death of Recipient.  Any Stock Units that become payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries.  Each recipient of Stock Units under the Plan may designate one or more beneficiaries for this purpose by filing the prescribed form with the Company.  A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death.  If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

(g)                                 Modification or Assumption of Stock Units.  Within the limitations of the Plan, the Board of Directors may modify or assume outstanding stock units or may accept the cancellation of outstanding stock units (whether granted by the Company or by another issuer) in return for the grant of new Stock Units for the same or a different number of shares or in return for the grant of a different type of Award.  The foregoing notwithstanding, no modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or obligations under such Stock Unit.

(h)                                 Creditors’ Rights.  A holder of Stock Units shall have no rights other than those of a general creditor of the Company.  Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

SECTION 9.                                     PAYMENT FOR SHARES.

(a)                                 General Rule.  The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in cash or cash equivalents at the time when such Shares are purchased.  In addition, the Board of Directors in its sole discretion may also permit payment through any of the methods described in Subsections (b) through (g) below:

(b)                                 Services Rendered.  Shares may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the Date of Grant of the Award.

(c)                                  Promissory Note.  All or a portion of the Purchase Price or Exercise Price (as the case may be) of Shares issued under the Plan to an Employee or Outside Director may be paid with a full-recourse promissory note.  The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon.  The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code.  Subject to the foregoing, the Board of Directors (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.  This Subsection (c) shall not apply with respect to Shares issued under the Plan to a Consultant.

(d)                                 Surrender of Stock.  All or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee.  Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value as of the date when the Option is exercised.

(e)                                  Exercise/Sale.  If the Stock is publicly traded, all or part of the Exercise Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company.

(f)                                   Net Exercise.  An Option may permit exercise through a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares having an aggregate Fair Market Value (determined by the Board of Directors as of the exercise date in its sole discretion) that does not exceed the sum of (i) the aggregate Exercise Price, and (ii) if applicable, all or a portion of the minimum amount required to be withheld under applicable tax law (with the Company accepting from the Optionee payment of cash or cash equivalents to satisfy any remaining balance of the aggregate Exercise Price and, if applicable, any additional withholding obligation not satisfied through such reduction in Shares); provided that to the extent Shares otherwise issuable upon exercise of an Option are withheld in this manner, the number of Shares subject to the Option following the net exercise will be reduced by the sum of the number of Shares so withheld and the number of Shares delivered to the Optionee as a result of the exercise.

(g)                                 Other Forms of Payment.  To the extent that an Award Agreement so provides, the Purchase Price or Exercise Price of Shares issued under the Plan may be paid in any other form permitted by the Delaware General Corporation Law, as amended.

SECTION 10.                              ADJUSTMENT OF SHARES.

(a)                                 General.  In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a reclassification, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Company, proportionate adjustments shall automatically be made in each of (i) the number and kind of Shares available for future grants under Section 4, (ii) the number and kind of Shares covered by each outstanding Award, (iii) the Exercise Price under each outstanding Option and SAR and the Purchase Price applicable to any unexercised right to purchase Shares that has not yet expired pursuant to Section 7(b), and (iv) any repurchase price that applies to Shares granted under the Plan pursuant to the terms of a Company repurchase right under the applicable Award Agreement.  In the event of a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a recapitalization, a spin-off, or a similar occurrence, the Board of Directors at its sole discretion may make appropriate adjustments in one or more of the items listed in clauses (i) through (iv) above; provided, however, that the Board of Directors shall in any event make such adjustments as may be required by Section 25102(o) of the California Corporations Code.

(b)                                 Corporate Transactions.  In the event that the Company is a party to a merger or consolidation, or in the event of a sale of all or substantially all of the Company’s stock or assets, all Shares acquired under the Plan and all Awards outstanding on the effective date of the transaction shall, subject to the applicable Award Agreement, be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the

Board of Directors in its capacity as administrator of the Plan, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Awards (or portions thereof) in an identical manner.  Subject to the applicable Award Agreement, the treatment specified in the transaction agreement or by the Board of Directors shall include (without limitation) one or more of the following as of the closing of the transaction with respect to each outstanding Award:

(i)                                     Continuation of such Award by the Company (if the Company is the surviving corporation).

(ii)                                  Assumption of the Award by the surviving corporation or its parent, provided that the assumption of an Option or SAR shall comply with applicable tax requirements.

(iii)                               Substitution by the surviving corporation or its parent of an equivalent award for the outstanding Award (including, but not limited to, an award to acquire the same consideration paid to the holders of Shares in the transactions), provided that the substitution or an Option or SAR shall comply with applicable tax requirements.

(iv)                              Cancellation of outstanding Options and SARs and a payment to the Optionee with respect to each Share subject to the portion of such Awards (whether or not the Awards are vested as of the transaction date) equal to the excess of (A) the value, as determined by the Board of Directors in its sole discretion, of the property (including cash) received by the holder of a share of Stock as a result of the transaction, over (B) the per-Share Exercise Price of the Option or SAR (such excess, the “Spread”).  Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent having a value equal to the Spread.  In addition, any escrow, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the payment to holders of Stock.  If the Spread applicable to an Option or SAR is zero or a negative number, then the Option or SAR may be cancelled without making a payment to the Optionee.

(v)                                 Cancellation of an Option or SAR without the payment of any consideration; provided that the Optionee shall be notified of such treatment and given an opportunity to exercise the Option or SAR in full (whether or not the Option or SAR is vested as of the effective date of the transaction) during a period of not less than five (5) business days preceding the effective date of the transaction, unless (A) a shorter period is required to permit a timely closing of the transaction and (B) such shorter period still offers the Optionee a reasonable opportunity to exercise the Option or SAR.  Any exercise of the Option or SAR during such period may be contingent upon the closing of the transaction.

(vi)                              Termination of any right the Optionee has to exercise the Option or SAR prior to vesting in the Shares subject to the Option or SAR (i.e.,

“early exercise”), such that following the closing of the transaction the Option may only be exercised to the extent it is vested.

(c)                                  Change in Control.  An Award may be subject to additional acceleration of vesting and exercisability upon or following a Change in Control as may be provided in the Award Agreement for such Award or as may be provided in any other written agreement between the Company or any affiliate thereof and the Participant, but in the absence of such provision, no such acceleration shall occur.

(d)                                 Reservation of Rights.  Except as provided in this Section 10, a Participant shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class.  Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Award.  The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 11.                              MISCELLANEOUS PROVISIONS.

(a)                                 Securities Law Requirements.  Shares shall not be issued under the Plan unless, in the opinion of counsel acceptable to the Board of Directors, the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.  The Company shall not be liable for a failure to issue Shares as a result of such requirements.

(b)                                 No Retention Rights.  Nothing in the Plan or in any Award granted under the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(c)                                  Treatment as Compensation.  Any compensation that an individual earns or is deemed to earn under this Plan shall not be considered a part of his or her compensation for purposes of calculating contributions, accruals or benefits under any other plan or program that is maintained or funded by the Company, a Parent or a Subsidiary.

(d)                                 Governing Law.  The Plan and all awards, sales and grants under the Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

(e)                                  Conditions and Restrictions on Shares.  All Shares issued under the Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the Board of Directors may determine.  Such conditions and restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.  In addition, Shares issued under the Plan shall be subject to conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage.

(f)                                   Tax Matters.

(i)                                     As a condition to the award, grant, issuance, vesting, purchase, exercise or transfer of any Award, or Shares issued pursuant to any Award, granted under this Plan, the Participant shall make such arrangements as the Board of Directors may require or permit for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such event.

(ii)                                  Unless otherwise expressly set forth in an Award Agreement, it is intended that Awards granted under the Plan shall be exempt from Section 409A of the Code, and any ambiguity in the terms of an Award Agreement and the Plan shall be interpreted consistently with this intent.   To the extent an Award is not exempt from Section 409A of the Code (any such Award, a “409A Award”), any ambiguity in the terms of such Award and the Plan shall be interpreted in a manner that to the maximum extent permissible supports the Award’s compliance with the requirements of that statute.  Notwithstanding anything to the contrary permitted under the Plan, in no event shall a modification of an Award not already subject to Section 409A of the Code be given effect if such modification would cause the Award to become subject to Section 409A of the Code unless the parties explicitly acknowledge and consent to the modification as one having that effect. A 409A Award shall be subject to such additional rules and requirements as specified by the Board of Directors from time to time in order for it to comply with the requirements of Section 409A of the Code.  In this regard, if any amount under a 409A Award is payable upon a “separation from service” to an individual who is, on the relevant date, considered a “specified employee” (as each term is defined under Section 409A of the Code), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Section 409A(a)(1).  In addition, if a transaction subject to Section 10(b) constitutes a payment event with respect to any 409A Award, then the transaction with respect to such Award must also constitute a “change in control event” as defined in Treas. Reg. Section 1.409A-3(i)(5) to the extent required by Section 409A of the Code.

(iii)                               Neither the Company nor any member of the Board of Directors shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.

SECTION 12.                              DURATION AND AMENDMENTS; STOCKHOLDER APPROVAL.

(a)                                 Term of the Plan.  The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors.  The Plan shall terminate automatically 10 years after the later of (i) the date when the Board of Directors adopted the Plan or (ii) the date when the Board of Directors approved the most recent increase in the number of Shares reserved under Section 4 that was also approved by the Company’s stockholders.  The Plan may be terminated on any earlier date pursuant to Subsection (b) below.

(b)                                 Right to Amend or Terminate the Plan.  The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan shall be subject to the approval of the Company’s stockholders if it (i) increases the number of Shares available for issuance under the Plan (except as provided in Section 10) or (ii) materially changes the class of persons who are eligible for the grant of ISOs or is otherwise required by applicable law or listing standards.  Stockholder approval shall not be required for any other amendment of the Plan.  If the stockholders fail to approve an increase in the number of Shares reserved under Section 4 within 12 months after its adoption by the Board of Directors, then any grants, exercises or sales that have already occurred in reliance on such increase shall be rescinded and no additional grants, exercises or sales shall thereafter be made in reliance on such increase.

(c)                                  Effect of Amendment or Termination.  No Shares shall be issued or sold and no Award granted under the Plan after the termination thereof, except upon exercise or settlement of an Award granted under the Plan prior to such termination.  The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Award previously granted under the Plan to the extent such Award remains outstanding thereafter pursuant to its terms.

SECTION 13.                              DEFINITIONS.

(a)                                 “Award” shall mean any award granted under the Plan, including an Option, a SAR, a Restricted Share, or a Stock Unit.

(b)                                 “Award Agreement” shall mean a Stock Option Agreement, SAR Agreement, Restricted Share Agreement, Stock Unit Agreement, or such other agreement evidencing an Award granted under the Plan.

(c)                                  “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(d)                                 “Change in Control” shall mean (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in

Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iii) the consummation of a merger or consolidation of the Company with or into any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.  In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Section 409A of the Code, then notwithstanding anything to the contrary in the Plan or applicable Award Agreement the transaction with respect to such Award must also constitute a “change in control event” as defined in Treas. Reg. Section 1.409A-3(i)(5) to the extent required by Section 409A of the Code.

(e)                                  “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f)                                   “Committee” shall mean a committee of the Board of Directors, as described in Section 2(a).

(g)                                  “Company” shall mean lynda.com, Inc., a Delaware corporation.

(h)                                 “Consultant” shall mean a person, excluding Employees and Outside Directors, who performs bona fide services for the Company, a Parent(1) or a Subsidiary as a consultant or advisor and who qualifies as a consultant or advisor under Rule 701(c)(1) of the Securities Act or under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

(i)                                     “Date of Grant” shall mean the date of grant specified in the applicable Stock Option Agreement, which date shall be the later of (i) the date on which the Board of Directors resolved to grant the Option or (ii) the first day of the Optionee’s Service.

(j)                                    “Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

(1)   Note that special considerations apply if the Company proposes to grant awards to a Consultant or advisor of a Parent company.

(k)                                 “Employee” shall mean any individual who is a common-law employee of the Company, a Parent(2) or a Subsidiary.

(l)                                     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(m)                             “Exercise Price” shall mean, in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified by the Board of Directors in the applicable Stock Option Agreement; and, in the case of a SAR, an amount specified by the Board of Directors in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.

(n)                                 “Fair Market Value” shall mean the fair market value of a Share, as determined by the Board of Directors in accordance with applicable law.  Such determination shall be conclusive and binding on all persons.

(o)                                 “Family Member” shall mean (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, (ii) any person sharing the Optionee’s household (other than a tenant or employee), (iii) a trust in which persons described in Clause (i) or (ii) have more than 50% of the beneficial interest, (iv) a foundation in which persons described in Clause (i) or (ii) or the Optionee control the management of assets and (v) any other entity in which persons described in Clause (i) or (ii) or the Optionee own more than 50% of the voting interests.

(p)                                 “ISO” shall mean an Option that qualifies as an incentive stock option as described in Section 422(b) of the Code.  Notwithstanding its designation as an ISO, an Option that does not qualify as an ISO under applicable law shall be treated for all purposes as a Nonstatutory Option.

(q)                                 “Nonstatutory Option” shall mean an Option that does not qualify as an incentive stock option as described in Section 422(b) of the Code.

(r)                                    “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(s)                                   “Optionee” shall mean a person who holds an Option or SAR.

(t)                                    “Outside Director” shall mean a member of the Board of Directors who is not an Employee.

(u)                                 “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all

(2)   Note that special considerations apply if the Company proposes to grant awards to an Employee of a Parent company.

classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(v)                                 “Participant” shall mean a holder of an Award or an estate of such individual who held an Award.

(w)                               “Plan” shall mean this lynda.com, Inc. 2008 Equity Incentive Plan.

(x)                                 “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option or SAR), as specified by the Board of Directors.

(y)                                 “Restricted Share” shall mean a Share awarded under Plan.

(z)                                  “Restricted Share Agreement” shall mean the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

(aa)                          “SAR” shall mean a stock appreciation right granted under the Plan.

(bb)                          “SAR Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to the Optionee’s SAR.

(cc)                            “Securities Act” shall mean the Securities Act of 1933, as amended.

(dd)                          “Service” shall mean service as an Employee, Outside Director or Consultant.

(ee)                            “Share” shall mean one share of Stock, as adjusted in accordance with Section 10 (if applicable).

(ff)                              “Stock” shall mean the Common Stock of the Company.

(gg)                            “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to the Optionee’s Option.

(hh)                          “Stock Unit” shall mean a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

(ii)                                  “Stock Unit Agreement” shall mean the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.

(jj)                                “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

EXHIBIT A

SCHEDULE OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN

Date of Board Approval	Date of Stockholder Approval	Number of Shares† Added	Cumulative Number of Shares†

April 4, 2008	April 4, 2008	18,000,000	18,000,000
October 25, 2011	October 25, 2011	7,200,000	25,200,000
December 18, 2012	December 18, 2012	225,531	25,425,531
April 11, 2013	August 7, 2013	4,472,064	29,897,595
July 25, 2013	August 7, 2013	6,408,303	36,305,898

† All share numbers reflect (i) the 4-for-1 forward split of the Company’s Common Stock effected on July 30, 2012, and (ii) the 3-for-1 forward split of the Company’s Common Stock effected on August 7, 2013.